EX-99.(j)(1)
Consent of Sutherland Asbill & Brennan LLP




Sutherland  1275 Pennsylvania Avenue, N.W.
Asbill &    Washington, D.C.  20004-2415
Brennan LLP 202.383.0100
fax 202.637.3593
ATTORNEYS AT LAW  www.sablaw.com



Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com




                                          April 28, 2003



The Board of Trustees
TIAA-CREF Life Funds
730 Third Avenue
New York, New York 10017-3206



            Re:   TIAA-CREF Life Funds
                  File Nos. 333-61759 and 811-08961



Ladies and Gentlemen:



            We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of post-effective amendment No. 9 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                   Sincerely,





                                 SUTHERLAND ASBILL & BRENNAN LLP



                                 By:      /s/ Steven B. Boehm
                                          ------------------------------
                                          Steven B. Boehm





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